Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS FIRST QUARTER 2024 RESULTS
Earnings Release Highlights
•GAAP Net Income of $2.78 per share and Adjusted (non-GAAP) Operating Earnings of $1.82 per share for the first quarter of 2024
•Affirming full-year 2024 Adjusted (non-GAAP) Operating Earnings guidance range of $7.23 - $8.03 per share
•Delivering on our commitment to shareholders:
◦In April 2024, authorized an additional $1 billion of authority to repurchase shares under our previously announced share repurchase program
◦Deployed more than $500 million for the repurchase of shares in the first quarter; cumulatively we have repurchased $1.5 billion since 2023
◦Our issuer credit rating was upgraded by Moody’s from Baa2 to Baa1 reflecting confidence in our ability to maintain credit metrics and strong financial performance
•Issued the Nation’s first corporate green bond including nuclear energy

Baltimore (May 9, 2024) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the first quarter of 2024.

“We had another strong quarter as support grows for nuclear energy as a reliable, clean source to meet growing demand from electric vehicles, heavy industry and emerging technologies, such as AI and related digital infrastructure,” said Joe Dominguez, president and CEO, Constellation. “We’re also adding more firm clean energy to the grid by extending the lives of our nuclear plants, increasing their output and exploring opportunities to locate next generation nuclear reactors at our sites. The largest and most critical industries in America are coming to us to power their businesses with clean energy in every hour of every day, providing opportunities for sustainable growth as we lead the nation’s transition to a clean-energy economy.”

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“Higher output from our generation fleet, supportive energy policies and the strong performance of our commercial business contributed to our strong adjusted (non-GAAP) first-quarter earnings of $1.82 per share,” said Dan Eggers, chief financial officer, Constellation. “Credit ratings firm Moody’s Investment Services recognized our financial performance by upgrading our credit rating to Baa1 and we issued the nation’s first-ever corporate green bond that includes nuclear. Delivering on our capital allocation priorities, the board expanded our share repurchase authorization by $1 billion, reinforcing confidence in Constellation’s outlook. We are also reaffirming our full-year adjusted (non-GAAP) earnings guidance of $7.23 to $8.03 per share.”
First Quarter 2024
Our GAAP Net Income for the first quarter of 2024 increased to $2.78 per share from $0.29 per share in the first quarter of 2023. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 increased to $1.82 per share from $0.78 per share in the first quarter of 2023. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 3.
Adjusted (non-GAAP) Operating Earnings in the first quarter of 2024 primarily reflects:
•Favorable net market and portfolio conditions, nuclear PTCs, and impacts of nuclear outages; partially offset by unfavorable ZEC and CMC revenues and labor, contracting, and materials.
Recent Developments and First Quarter Highlights
•Delivering on Our Capital Allocation Promises: In the first quarter of 2024 we continued to deliver on our commitment to return value to shareholders through our share repurchase program and maintenance of a strong credit rating. We repurchased nearly 3 million shares and deployed approximately $500 million during the quarter, bringing our cumulative repurchases in excess of $1.5 billion since the program's commencement. In addition, our Board of Directors authorized an additional $1 billion authority to repurchase shares under our previously announced program. Our credit rating has been upgraded by Moody’s Investor Services (“Moody’s”) to Baa1 from Baa2 and assigned a stable outlook based on the company’s improved debt coverage metrics and strong financial performance driven by climate policies that recognize the value of nuclear as a reliable clean energy resource. The upgrade by Moody’s follows two similar upgrades by ratings firm S&P Global Ratings since 2022.

•Nation's First Corporate Green Bond Including Nuclear: We issued a $900 million, 30-year term green bond to be used to finance green projects such as nuclear uprates that will increase production of clean, carbon-free energy at our clean energy centers. Proceeds may also be used to advance other technologies, including the production of clean hydrogen, energy storage systems, wind repowering and carbon-free energy solutions for our commercial customers. The green bond financing is the Nation's first of its kind to include nuclear energy in its use of funds.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,391 gigawatt-hours (GWhs) in the first quarter of 2024, compared with 42,463 GWhs in the first quarter of 2023. Excluding Salem and STP, our nuclear plants at ownership achieved a 93.3% capacity factor for the first quarter of 2024, compared with 92.8% for the first quarter of 2023. There were 78 planned refueling outage days in the first quarter of 2024 and 86 in the first quarter of 2023 for sites we operate. There were 10 non-refueling outage days in the first quarter of 2024 and 9 in the first quarter of 2023 for sites we operate.

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•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our fleet was 97.9% in the first quarter of 2024, compared with 98.4% in the first quarter of 2023. Renewable energy capture for our fleet was 96.3% in the first quarter of 2024, compared with 96.6% in the first quarter of 2023.
GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all adjustments except the NDT fund investment returns, which are included in decommissioning-related activities, the marginal statutory income tax rate was 25.1% for both the three months ended March 31, 2024 and 2023. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 54.8% and 129.2% for the three months ended March 31, 2024 and 2023, respectively. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2024 and 2023, respectively, does not include the following items (after tax) that were included in our reported GAAP Net Income (Loss):

(in millions, except per share data)	Three Months Ended March 31, 2024	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$883	$2.78
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $57)	(170)	(0.53)
Plant Retirements and Divestitures (net of taxes of $4)	12	0.04
Decommissioning-Related Activities (net of taxes of $139)	(67)	(0.21)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $1)	2	0.01
Separation Costs (net of taxes of $2)	5	0.02
ERP System Implementation Costs (net of taxes of $1)	4	0.01
Income Tax-Related Adjustments	(88)	(0.28)
Noncontrolling Interests (net of taxes of $—)	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$579	$1.82

(in millions, except per share data)	Three Months Ended March 31, 2023	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$96	$0.29
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $76)	227	0.69
Plant Retirements and Divestitures (net of taxes of $6)	(19)	(0.06)
Decommissioning-Related Activities (net of taxes of $117)	(74)	(0.23)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $3)	(10)	(0.03)
Separation Costs (net of taxes of $8)	23	0.07
ERP System Implementation Costs (net of taxes of $1)	2	0.01
Change in Environmental Liabilities (net of taxes of $4)	12	0.04
Noncontrolling Interests (net of taxes of $—)	(1)	—
Adjusted (non-GAAP) Operating Earnings	$256	$0.78

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(1) Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 318 million and 328 million for the three months ended March 31, 2024 and 2023, respectively.
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Webcast Information
We will discuss first quarter 2024 earnings in a conference call scheduled for today at 10 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
A Fortune 200 company headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the Nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of more than 16 million average homes, providing about 10% of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100% carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy. Follow Constellation on LinkedIn and Twitter.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income.

The tables above provide a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.

Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements
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and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' First Quarter 2024 Quarterly Report on Form 10-Q (to be filed on May 9, 2024) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

Three Months Ended March 31, 2024
Operating revenues	$6,161
Operating expenses
Purchased power and fuel	3,417
Operating and maintenance	1,486
Depreciation and amortization	306
Taxes other than income taxes	139
Total operating expenses	5,348
Gain (loss) on sales of assets and businesses	—
Operating income (loss)	813
Other income and (deductions)
Interest expense, net	(127)
Other, net	362
Total other income and (deductions)	235
Income (loss) before income taxes	1,048
Income tax (benefit) expense	165
Equity in income (losses) of unconsolidated affiliates	—
Net income (loss)	883
Net income (loss) attributable to noncontrolling interests	—
Net income (loss) attributable to common shareholders	$883

Three Months Ended March 31, 2023
Operating revenues	$7,565
Operating expenses
Purchased power and fuel	5,729
Operating and maintenance	1,432
Depreciation and amortization	267
Taxes other than income taxes	132
Total operating expenses	7,560
Gain (loss) on sales of assets and businesses	26
Operating income (loss)	31
Other income and (deductions)
Interest expense, net	(107)
Other, net	314
Total other income and (deductions)	207
Income (loss) before income taxes	238
Income tax (benefit) expense	131
Equity in income (losses) of unconsolidated affiliates	(5)
Net income (loss)	102
Net income (loss) attributable to noncontrolling interests	6
Net income (loss) attributable to common shareholders	$96

Change in Net income (loss) attributable to common shareholders from 2023 to 2024	$787

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$562	$368
Restricted cash and cash equivalents	83	86
Accounts receivable
Customer accounts receivable (net of allowance for credit losses of $57 and $56 as of March 31, 2024 and December 31, 2023, respectively)	1,855	1,934
Other accounts receivable (net of allowance for credit losses of $5 as of March 31, 2024 and December 31, 2023)	472	917
Mark-to-market derivative assets	1,232	1,179
Inventories, net
Natural gas, oil, and emission allowances	179	284
Materials and supplies	1,206	1,216
Renewable energy credits	805	660
Other	2,066	1,655
Total current assets	8,460	8,299
Property, plant, and equipment, net	22,446	22,116
Deferred debits and other assets
Nuclear decommissioning trust funds	16,916	16,398
Investments	623	563
Goodwill	425	425
Mark-to-market derivative assets	774	995
Deferred income taxes	38	52
Other	2,332	1,910
Total deferred debits and other assets	21,108	20,343
Total assets	$52,014	$50,758

	March 31, 2024	December 31, 2023
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,509	$1,644
Long-term debt due within one year	122	121
Accounts payable and accrued expenses	2,417	2,612
Mark-to-market derivative liabilities	667	632
Renewable energy credit obligation	895	972
Other	312	338
Total current liabilities	5,922	6,319
Long-term debt	8,352	7,496
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,208	3,209
Asset retirement obligations	14,278	14,118
Pension obligations	888	1,070
Non-pension postretirement benefit obligations	746	732
Spent nuclear fuel obligation	1,313	1,296
Payable related to Regulatory Agreement Units	3,874	3,688
Mark-to-market derivative liabilities	480	419
Other	1,393	1,125
Total deferred credits and other liabilities	26,180	25,657
Total liabilities	40,454	39,472
Commitments and contingencies
Shareholders’ equity
Common stock	11,847	12,355
Retained earnings (deficit)	1,532	761
Accumulated other comprehensive income (loss), net	(2,180)	(2,191)
Total shareholders’ equity	11,199	10,925
Noncontrolling interests	361	361
Total equity	11,560	11,286
Total liabilities and shareholders’ equity	$52,014	$50,758

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$883	$102
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	694	605
Deferred income taxes and amortization of ITCs	9	(33)
Net fair value changes related to derivatives	(186)	273
Net realized and unrealized (gains) losses on NDT funds	(192)	(187)
Net realized and unrealized (gains) losses on equity investments	(47)	5
Other non-cash operating activities	(41)	28
Changes in assets and liabilities:
Accounts receivable	464	513
Inventories	114	168
Accounts payable and accrued expenses	(382)	(1,516)
Option premiums received (paid), net	74	(23)
Collateral received (posted), net	297	(261)
Income taxes	159	163
Pension and non-pension postretirement benefit contributions	(177)	(10)
Other assets and liabilities	(2,392)	(761)
Net cash flows provided by (used in) operating activities	(723)	(934)
Cash flows from investing activities
Capital expenditures	(738)	(660)
Proceeds from NDT fund sales	1,779	1,977
Investment in NDT funds	(1,847)	(2,030)
Collection of DPP, net	1,644	926
Proceeds from sales of assets and businesses	7	24
Acquisitions of assets and businesses	(14)	(17)
Other investing activities	(1)	(1)
Net cash flows provided by (used in) investing activities	830	219
Cash flows from financing activities
Change in short-term borrowings	165	(754)
Proceeds from short-term borrowings with maturities greater than 90 days	200	500
Repayments of short-term borrowings with maturities greater than 90 days	(500)	(200)
Issuance of long-term debt	900	1,353
Retirement of long-term debt	(32)	(30)
Dividends paid on common stock	(112)	(93)
Repurchases of common stock	(499)	(231)
Other financing activities	(38)	(22)
Net cash flows provided by (used in) financing activities	84	523
Increase (decrease) in cash, restricted cash, and cash equivalents	191	(192)
Cash, restricted cash, and cash equivalents at beginning of period	454	528
Cash, restricted cash, and cash equivalents at end of period	$645	$336

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$6,161	$(65)	(b),(c)	$7,565	$(930)	(b),(c)
Operating expenses
Purchased power and fuel	3,417	115	(b)	5,729	(1,226)	(b)
Operating and maintenance	1,486	(55)	(c),(d),(f)	1,432	(92)	(c),(d),(f),(i)
Depreciation and amortization	306	(65)	(c),(g)	267	(51)	(c),(g)
Taxes other than income taxes	139	—		132	—
Total operating expenses	5,348			7,560
Gain on sales of assets and businesses	—	—		26	(26)	(g)
Operating income	813			31
Other income and (deductions)
Interest expense, net	(127)	(3)	(b)	(107)	5	(b)
Other, net	362	(339)	(b),(c),(e)	314	(295)	(c),(e)
Total other income and (deductions)	235			207
Income (loss) before income taxes	1,048			238
Income tax (benefit) expense	165	(100)	(b),(c),(d),(f),(g),(j)	131	(38)	(b),(c),(d),(e),(f),(g),(i)
Equity in losses of unconsolidated affiliates	—	—		(5)	—
Net income (loss)	883			102
Net income (loss) attributable to noncontrolling interests	—	2	(h)	6	1	(h)
Net income (loss) attributable to common shareholders	$883			$96
Effective tax rate	15.7%			55.0%
Earnings per average common share
Basic	$2.79			$0.29
Diluted	$2.78			$0.29
Average common shares outstanding
Basic	317			328
Diluted	318			328
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)Adjustment for costs related to a multi-year ERP system implemented in the first quarter of 2024.
(g)Adjustment related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)Adjustment for changes in environmental liabilities.
(j)Adjustment to deferred income taxes due to changes in forecasted apportionment.

Statistics

	Three Months Ended March 31,
Supply Source (GWhs)	2024	2023
Nuclear Generation(a)
Mid-Atlantic	13,190	13,181
Midwest	23,920	22,986
New York	6,079	6,296
ERCOT	2,202	—
Total Nuclear Generation	45,391	42,463
Natural Gas, Oil, and Renewables
Mid-Atlantic	868	722
Midwest	339	339
ERCOT(b)	3,516	3,286
Other Power Regions(c)	3,551	2,904
Total Natural Gas, Oil, and Renewables	8,274	7,251
Purchased Power
Mid-Atlantic	3,370	4,035
Midwest	308	423
ERCOT	665	1,351
Other Power Regions(c)	10,399	9,917
Total Purchased Power	14,742	15,726
Total Supply/Sales by Region
Mid-Atlantic	17,428	17,938
Midwest	24,567	23,748
New York	6,079	6,296
ERCOT(b)	6,383	4,637
Other Power Regions(c)	13,950	12,821
Total Supply/Sales by Region	68,407	65,440

	Three Months Ended March 31,
	2024	2023
Outage Days(d)
Refueling	78	86
Non-refueling	10	9
Total Outage Days	88	95
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(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)2023 values have been revised from those previously reported to reflect gross generation inclusive of behind the meter consumption.
(c)Other Power Regions includes New England, South, West, and Canada.
(d)Outage days exclude Salem and STP.

	Three Months Ended March 31,
ZEC Reference Prices(a)	2024	2023
State (Region)
New Jersey (Mid-Atlantic)(b)	$10.00	$9.88
Illinois (Midwest)	0.30	12.01
New York (New York)	18.27	21.38

	Three Months Ended March 31,
Capacity Reference Prices	2024	2023
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$49.49	$97.86
ComEd (Midwest)	34.13	68.96
Rest of State (New York)	106.52	103.67
Southeast New England (Other)	66.67	126.67

	Three Months Ended March 31,
Electricity Reference Prices	2024	2023
Location (Region)
PJM West (Mid-Atlantic)	$34.25	$33.12
ComEd (Midwest)	26.07	26.80
Central (New York)	34.88	30.16
North (ERCOT)	25.72	23.25
Southeast Massachusetts (Other)(c)	44.18	51.84
__________
(a)The NY and NJ state sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(b)The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update, on August 16, 2023 the ZEC price for the delivery period beginning June 1, 2022 through May 31, 2023 was calculated to be $9.88.
(c)Reflects New England, which comprises the majority of the activity in the Other region.
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